Exhibit 10.68

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this “Agreement”) is made and entered into as of March __, 2007.

RECITALS

A. The undersigned, Contango Capital Partners, L.P. (the “Holder”) is the holder of a warrant dated April 13, 2006 issued by Trulite, Inc., a Delaware corporation (the “Company”) to purchase 592,500 shares of the Company’s common stock, $0.0001 per share (the “Warrant”).

B. The Warrant provides that unless earlier terminated in accordance with its terms the Warrant may only be exercised through 5:00 p.m. CST on April 13, 2007 (the “Exercise Termination Date”).

C. The Board of Directors of the Company has determined that it is desirable and in the best interest of the Company to extend the Exercise Termination Date until 5:00 p.m. CDT on April 13, 2008 and, accordingly, has approved the amendment of the Warrant to so provide.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The Warrant is hereby amended so that each reference therein to “April 13, 2007” is a reference to “April 13, 2008.”

2. Except as amended herein, the Warrant remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

TRULITE, INC.

By:
Jonathan Godshall, President